Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 29, 1997, included in this Annual Report on Form 10-K for the year ended December 31, 1996, into (i) Cinergy Corp.'s previously filed Registration Statement Nos. 33-55267, 33-55291, 33-55293, 33-
55713, 33-56067, 33-56089, 33-56091, 33-56093, 33-56095 and 333-
17531; (ii) PSI Energy, Inc.'s previously filed Registration Statement Nos. 33-48612, 33-57064 and 333-10899; (iii) The
Cincinnati Gas & Electric Company's previously filed Registration Statement Nos. 33-45116, 33-52335 and 33-58967; and (iv) The
Union Light, Heat and Power Company's previously filed Registration Statement Nos. 33-40245 and 33-58965.



Arthur Andersen LLP
Cincinnati, Ohio,
March 27, 1997.